 Exhibit (a)(1)(E)
Offer to Purchase for Cash
Any and All Issued and Outstanding Shares of Common Stock
of
POTBELLY CORPORATION
at
$17.12 Per Share
by
HERO SUB INC.,
a wholly owned subsidiary of
RACETRAC, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 22, 2025, UNLESS THE
OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND
TIME, AS IT MAY BE EXTENDED, THE “OFFER EXPIRATION TIME”).

September 23, 2025
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated September 23, 2025 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute, the “Offer”) in connection with the offer by Hero Sub Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of RaceTrac, Inc. (“Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the issued and outstanding shares of common stock, par value $0.01 per share, of Potbelly Corporation, a Delaware corporation (the “Company” and such shares, the “Shares”), at a price of $17.12 per Share, without interest (the “Offer Price”), net to the seller in cash, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.
THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY RECOMMENDED THAT COMPANY STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES IN THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish for us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.
The offer price for the Offer is $17.12 per Share, without interest, net to you in cash, less any applicable withholding taxes.

2.
The Offer is being made for any and all issued and outstanding Shares.

3.
The Offer is being made in connection with the Agreement and Plan of Merger, dated as of September 9, 2025 (together with any amendments or supplements thereto, the “Merger Agreement”), by and among the Company, Parent and Purchaser, pursuant to which, as soon as practicable following the consummation of the Offer and upon the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the “Merger”) without a vote of the stockholders of the Company to adopt the Merger Agreement and consummate the Merger in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation (the “surviving corporation”) in the Merger and thereby becoming a wholly owned subsidiary of Parent. As a result of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “effective time”) (other than Shares that are (i) held by a holder who is entitled to demand appraisal and who has (or for which the “beneficial owner” (as defined in Section 262(a) of the DGCL) has) properly exercised appraisal rights with respect thereto in accordance with, and who has (and, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of the DGCL with respect to any such Shares held by such holder (the “Dissenting Company Shares”) or (ii) held by the Company as treasury stock or owned by Parent, Purchaser or any of Parent’s other subsidiaries (including Shares acquired pursuant to the Offer)) will be cancelled and automatically converted into the right to receive the Offer Price in cash (without interest and less any applicable withholding taxes), which is referred to as the “Merger Consideration.” Shares described in clauses (i) and (ii) above will be cancelled at the effective time and will not be exchangeable for the Merger Consideration. The Dissenting Company Shares will entitle their holders only to the rights granted to them under Section 262 of the DGCL. Following the Merger, the Company will cease to be a publicly traded company.
4.
The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, October 22, 2025.

5.
The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase. If at the otherwise scheduled Offer Expiration Time, any of the Offer conditions shall not have been satisfied or waived (to the extent waiver is permitted under applicable law and under the Merger Agreement), Parent will cause Purchaser to and Purchaser will extend the Offer on one or more occasions in consecutive increments of up to ten business days each (or for such longer or shorter period as may be agreed by the Company, Purchaser and Parent) in order to permit satisfaction of such Offer Conditions.

6.
The Board of Directors of the Company has unanimously recommended that Company stockholders accept the Offer and tender their shares in the Offer.

7.
Tendering stockholders who are record owners of their Shares and who tender directly to Equiniti Trust Company, LLC, the depositary for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 5 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Offer Expiration Time.
The Offer is being made to all holders of Shares. However, the Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. Purchaser may, in its discretion, take such action as it deems necessary to make the Offer to holders of Shares in any such jurisdiction in compliance with such applicable laws. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the
Offer To Purchase
All Outstanding Shares of Common Stock
of
POTBELLY CORPORATION
at
$17.12 net per share in cash
Pursuant to the Offer to Purchase, dated September 23, 2025
by
HERO SUB INC.,
a wholly owned subsidiary of
RACETRAC, INC.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 23, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Hero Sub Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of RaceTrac, Inc., a Georgia corporation, to purchase all of the shares of common stock, par value $0.01 per share (the “Shares”), of Potbelly Corporation, a Delaware corporation, that are issued and outstanding at a price of $17.12 per Share, in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.
ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY:   SHARES*
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Offer Expiration Time.
Dated:	Signature(s)
Please Print Names(s)
Address(es):
(Include Zip Code)
Area Code and Telephone No.:
Tax Identification or Social Security No.:
*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered